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                                                                       EXHIBIT A


                                   EXHIBIT A
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                           Agreement of Joint Filing
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          The Reporting Persons have agreed that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Lifeminders.com, Inc. shall be filed on behalf of each of the Reporting Persons. Note that copies of the applicable Agreement of Joint Filing are already on file with the appropriate agencies.